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                               AMENDMENT NO. 3 TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company and INVIVA Securities Corporation, is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Jefferson National Life Annuity Account C

-    Jefferson National Life Annuity Account E

-    Jefferson National Life Annuity Account F

-    Jefferson National Life Annuity Account G

-    Jefferson National Life Annuity Account H

-    Jefferson National Life Annuity Account I

-    Jefferson National Life Annuity Account J

-    Jefferson National Life Annuity Account K

-    Jefferson National Life Account L

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    22-4025 (Individual)

-    32-4000 (Group)

-    22-4047/32-4003 (Achievement)

-    22-4048/32-4002 (Educator)

-    22-4061

-    22-4056

-    CVIC-2000 or -2001(state specific)

-    CVIC-2004 or -2005(state specific)

-    JNL-2100

-    JNL-2200

-    CVIC-1001 and -1003

-    JNL-22-4061

-    JNL-2000

-    JNL-2004

-    JNL-2300

-    JNL-2300-1

-    JNL-2300-2


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn L. Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        JEFFERSON NATIONAL LIFE INSURANCE
                                        COMPANY


Attest: /s/ Robin Livingston            By: /s/ Craig A. Hawley
        -----------------------------       ------------------------------------
Name: Robin Livingston                  Name: Craig A. Hawley
Title: Compliance Manager               Title: General Counsel & Secretary


                                        JEFFERSON NATIONAL SECURITIES
                                        CORPORATION


Attest: /s/ Robin M. Livingston         By: /s/ Craig A. Hawley
        -----------------------------       ------------------------------------
Name: Robin Livingston                  Name: Craig A. Hawley
Title: Compliance Manager               Title: President


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